-------------------------------------------------------------------------------
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 1998



                       EMMIS BROADCASTING CORPORATION
           (Exact name of registrant as specified in its charter)


           Indiana                      0-23264                35-1542018
  (State or jurisdiction of           (Commission            (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)


 950 North Meridian Street, Suite 1200
         Indianapolis, Indiana                                    46204
(Address of principal executive offices)                       (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (317) 266-0100


                               Not applicable
        (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS OF BUSINESSES TO BE ACQUIRED:

     SF BROADCASTING OF WISCONSIN, INC. AND SF MULTISTATIONS, INC. AND SUBSIDIARIES

     Report of Independent Auditors

     Combined Balance Sheets as of March 29, 1998 and December 28, 1997 and December 29, 1996.

     Combined Statements of Operations for the three months ended March 29, 1998 and March 30, 1997 (unaudited) and for the years ended December 28, 1997, December 29, 1996, and December 31, 1995.

     Combined Statements of Stockholders' Equity for the years ended December 28, 1997, December 29, 1996, and December 31, 1995 and for the three months ended March 29, 1998 (unaudited).

     Combined Statements of Cash Flows for the three months ended March 29, 1998 and March 30, 1997 (unaudited) and for the years ended December 28, 1997, December 29, 1996, and December 31, 1995.

     Notes to Combined Financial Statements.


     TRIBUNE NEW YORK RADIO, INC.

     Report of Independent Public Accountants.

     Balance Sheets, December 28, 1997 and December 29, 1996.

     Statements of Operations and Retained Earnings for the years ended December 28, 1997 and December 29, 1996.

     Statements of Cash Flows for the years ended December 28, 1997 and December 29, 1996.

     Notes to Financial Statements, December 28, 1997 and December 29, 1996.

     Condensed Balance Sheets, March 29, 1998 (unaudited) and December 28, 1997.

     Condensed Statements of Operations and Retained Earnings for the three months ended March 29, 1998 and March 30, 1997 (unaudited).

     Condensed Statements of Cash Flows for the three months ended March 29, 1998 and March 30, 1997 (unaudited).

     Notes to Condensed Financial Statements, March 29, 1998 (unaudited).

                         Report of Independent Auditors

Board of Directors and Stockholders
SF Broadcasting of Wisconsin, Inc.
SF Multistations, Inc.

We have audited the accompanying combined balance sheets of SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and subsidiaries as of December 28, 1997 and December 29, 1996, and the related combined statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 28, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and subsidiaries at December 28, 1997 and December 29, 1996, and the combined results of their operations and their cash flows for each of the three fiscal years in the period ended December 28, 1997 in conformity with generally accepted accounting principles.


                                                        Ernst & Young LLP


New York, New York
February 20, 1998,
 except for Note 10, as to which the
 date is March 18, 1998

                       SF Broadcasting of Wisconsin, Inc.
                  and SF Multistations, Inc. and Subsidiaries

                            Combined Balance Sheets
                      (In thousands, except share amounts)


                                                                     MARCH 29,   DECEMBER 28,  DECEMBER 29,
                                                                       1998          1997          1996
                                                                    ---------------------------------------
                                                                    (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents                                           $    765      $    670      $  1,259
 Accounts receivable, net of allowance for doubtful accounts of
  $507, $514 and $332                                                  10,935        13,595        13,609
 Due from stockholders (Note 8)                                             -           834           880
 Current portion of program license rights, net (Note 3)                4,305         5,781         4,023
 Prepaid expenses and other                                               888           638           943
                                                                     ------------------------------------
Total current assets                                                   16,893        21,518        20,714

Fixed assets, net of accumulated depreciation of $5,704, $5,004
 and $2,712 (Note 2)                                                   15,751        15,425        14,443
Program license rights, excluding current portion (Note 3)              1,588         1,455           242
Broadcast licenses, net of accumulated amortization of $17,380,
 $15,732 and $9,124                                                   246,938       248,590       255,198
Deferred charges, net of accumulated amortization of $2,858,
 $2,752 and $1,968                                                      1,524         1,629         2,413
                                                                     ------------------------------------
Total assets                                                         $282,694      $288,617      $293,010
                                                                     ====================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses                               $  2,330      $  3,728      $  3,672
 Due to related party                                                   2,328             -             -
 Current portion of program license rights payable (Note 3)             5,719         7,465         5,011
 Broadcast Facility, current portion (Note 4)                          12,944        11,734        22,656
 Other                                                                    346           288           100
                                                                     ------------------------------------
Total current liabilities                                              23,667        23,215        31,439

Program license rights payable, excluding current portion (Note 3)      2,018         2,448         1,012
Deferred income taxes (Note 6)                                          4,754         4,754         3,239
Broadcast Facility, excluding current portion (Note 4)                 54,571        58,110        69,844
Notes payable to stockholders, including accrued interest of
 $135, $115 and $33 (Note 8)                                            1,135         1,115         1,033
Other liabilities                                                       4,225         4,401         5,292
                                                                     ------------------------------------
Total liabilities                                                      90,370        94,043       111,859

Commitments and contingencies (Notes 3 and  7)

Stockholders' equity (Note 5):
 Class A Common Stock, $.01 par value; 1,100 shares authorized,
  550 issued and outstanding                                                -             -             -
 Class B Common Stock, $.01 par value; 550 shares authorized, 550
  issued and outstanding                                                    -             -             -
 Preferred Stock, $.01 par value; 3,000 shares authorized, issued
  and outstanding, liquidation preference of $0 per share                   -             -             -
 Class A Preferred Stock, $.01 par value; 26,000 shares
  authorized, issued and outstanding, liquidation preference of
  $1,000 per share                                                          -             -             -
 Class B Preferred Stock, $.01 par value; 10,000 shares
  authorized, issued and outstanding, liquidation preference of
  $1,000 per share                                                          -             -             -
 Additional paid-in capital                                           212,426       211,994       192,054
 Deficit                                                              (20,102)      (17,420)      (10,903)
                                                                     ------------------------------------
Total stockholders' equity                                            192,324       194,574       181,151
                                                                     ------------------------------------
Total liabilities and stockholders' equity                           $282,694      $288,617      $293,010
                                                                     ====================================

See accompanying notes to combined financial statements.

                       SF Broadcasting of Wisconsin, Inc.
                  and SF Multistations, Inc. and Subsidiaries

                       Combined Statements of Operations
                                 (In thousands)


                                      THREE MONTHS ENDED              FISCAL YEAR ENDED
                                     MARCH 29,  MARCH 30,  DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                       1998       1997         1997          1996          1995
                                     --------------------------------------------------------------
                                         (Unaudited)
Revenues:
 Broadcasting revenues                 $12,589    $12,581       $57,112      $ 54,894       $27,816
 Other revenues                            898        974         3,597         3,447         1,765
                                       ------------------------------------------------------------
Gross revenues                          13,487     13,555        60,709        58,341        29,581
Less agency commissions                 (1,668)    (1,735)       (7,775)       (7,662)       (3,762)
                                       ------------------------------------------------------------
Net revenues                            11,819     11,820        52,934        50,679        25,819

Operating expenses:
 Selling, general and administrative     2,938      3,137        11,864        11,433         4,560
 Operating                               6,196      5,946        23,383        22,494         8,866
 Amortization of program license
  rights                                   935        721         4,199         2,721         1,072
 Depreciation and amortization           2,452      2,286         9,304         9,028         3,412
 Corporate overhead                        432        547         1,940         2,460         1,593
                                       ------------------------------------------------------------
                                        12,953     12,637        50,690        48,136        19,503
                                       ------------------------------------------------------------
Operating income                        (1,134)      (817)        2,244         2,543         6,316

Other income (expense):
 Gain on disposal of fixed assets            -          -             -            69             -
 Interest income                            21          9            55            80           107
 Amortization of deferred financing
  costs and non-cash interest              (92)      (122)         (421)         (706)         (240)
 Interest expense                       (1,477)    (1,836)       (6,530)      (10,015)       (4,609)
                                       ------------------------------------------------------------
Loss before income taxes and
 extraordinary item                     (2,682)    (2,766)       (4,652)       (8,029)        1,574

Income taxes (Note 6)                        -       (396)        1,515         2,585           654
                                       ------------------------------------------------------------
Loss before extraordinary item          (2,682)    (3,162)       (6,167)      (10,614)          920
Extraordinary item (Note 4)                  -       (350)         (350)       (1,048)            -
                                       ------------------------------------------------------------
Net loss                               $(2,682)   $(3,512)      $(6,517)     $(11,662)      $   920
                                       ============================================================

See accompanying notes to combined financial statements.

                       SF Broadcasting of Wisconsin, Inc.
                  and SF Multistations, Inc. and Subsidiaries

                  Combined Statements of Stockholders' Equity
                      (In thousands, except share amounts)



                                                     COMMON STOCK
                                       ----------------------------------------
                                             CLASS A              CLASS B            PREFERRED STOCK
                                       -------------------  -------------------  ----------------------
                                          SHARES               SHARES               SHARES
                                        ISSUED AND           ISSUED AND           ISSUED AND
                                       OUTSTANDING  AMOUNT  OUTSTANDING  AMOUNT  OUTSTANDING     AMOUNT
                                       ----------------------------------------------------------------
Balance at January 1, 1995                    -       $-           -       $-           -          $-

  Issuance of common stock                  825        -         275        -           -           -
  Issuance of preferred stock                 -        -           -        -       3,000           -
  Capital contributions                       -        -           -        -           -           -
  Net income                                  -        -           -        -           -           -
                                       ----------------------------------------------------------------

Balance at December 31, 1996                825        -         275        -       3,000           -

  Exercise of exchange options             (275)       -         275        -           -           -
  Capital contributions                       -        -           -        -           -           -
  Net loss                                    -        -           -        -           -           -
                                       ----------------------------------------------------------------

Balance at December 29, 1996                550        -         550        -       3,000           -

  Capital contributions                       -        -           -        -           -           -
  Net loss                                    -        -           -        -           -           -
                                       ----------------------------------------------------------------

Balance at December 28, 1997                550        -         550        -       3,000           -

  Capital contributions                       -        -           -        -           -           -
  Net loss                                    -        -           -        -           -           -
                                       ----------------------------------------------------------------

Balance at March 29, 1998                   550       $-         550       $-       3,000          $-
                                       ================================================================

See accompanying notes to combined financial statements.

              CLASS A PREFERRED       CLASS B PREFERRED
            ---------------------   ---------------------
              SHARES                  SHARES                    ADDITIONAL  RETAINED
            ISSUED AND              ISSUED AND                    PAID-IN   EARNINGS
            OUTSTANDING    AMOUNT   OUTSTANDING    AMOUNT         CAPITAL   (DEFICIT)   TOTAL
            ---------------------   ----------------------------------------------------------
                   -         $-            -         $-          $      -   $   (161) $   (161)
                   -          -            -          -           110,000          -    110,00
              26,000          -       10,000          -            39,000          -    39,000
                   -          -            -          -             1,593          -     1,593
                   -          -            -          -                 -        920       920
            ----------------------------------------------------------------------------------

              26,000          -       10,000          -           150,593        759   151,352
                   -          -            -          -                 -          -         -
                   -          -            -          -            41,461          -    41,461
                   -          -            -          -                 -    (11,662)  (11,662)
            ----------------------------------------------------------------------------------

              26,000          -       10,000          -           192,054    (10,903)  181,151
                   -          -            -          -            19,940          -    19,940
                   -          -            -          -                 -     (6,517)   (6,517)
            ----------------------------------------------------------------------------------

              26,000         $-       10,000         $-          $211,994   $(17,420) $194,574
                   -          -            -          -               432          -       432
                   -          -            -          -                 -     (2,682)   (2,682)
            ----------------------------------------------------------------------------------

              26,000         $-       10,000         $-          $212,426   $(20,102) $192,324
            ==================================================================================

                       SF Broadcasting of Wisconsin, Inc.
                  and SF Multistations, Inc. and Subsidiaries

                       Combined Statements of Cash Flows
                                 (In thousands)


                                                       THREE MONTHS ENDED                   YEAR ENDED
                                                      MARCH 29,  MARCH 30,   DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                                        1998       1997          1997          1996          1995
                                                     ----------------------------------------------------------------
                                                          (Unaudited)
OPERATING ACTIVITIES
Net loss                                               $(2,682)   $(3,513)      $(6,517)     $(11,662)    $     920
Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities:
  Depreciation and amortization                          2,452      2,286         9,304         9,028         3,412
  Amortization of programming license rights               935        721         4,199         2,721         1,072
  Amortization of deferred financing costs and
   non-cash interest                                        92        122           421           706           240
  Extraordinary item                                         -        350           350         1,048             -
  Deferred income taxes                                      -        396         1,515         2,585           654
  Program license rights payments                       (1,548)      (653)       (3,030)       (2,547)         (529)
  Changes in operating assets and liabilities:
   Decrease in accounts receivable                       2,660      2,258            14           496        (1,747)
   Decrease in due from stockholders                       903       (547)           46           188        (1,068)
   Decrease (increase) in prepaid expenses
    and other                                             (713)      (584)           48          (467)         (553)
   Increase (decrease) in accounts payable
    and accrued expenses                                   861       (449)           56        (1,098)      (14,472)
   Decrease in other liabilities                            57        186        (1,005)       (2,410)       (1,578)
                                                       ------------------------------------------------------------
Net cash provided by (used in) operating activities      3,017        573         5,401        (1,412)      (13,649)

INVESTING ACTIVITIES
Purchases of fixed assets                               (1,025)      (942)       (3,274)       (1,376)         (493)
Acquisition of stations, net                                 -          -             -             -      (264,821)
                                                       ------------------------------------------------------------
Net cash used in investing activities                   (1,025)      (942)       (3,274)       (1,376)     (265,314)

FINANCING ACTIVITIES
Payments under Broadcast Facility                       (2,329)   (18,000)      (22,656)      (41,500)      134,000
Borrowings from stockholders                                 -          -                       1,000             -
Payment of financing costs                                   -          -             -             -        (2,654)
Proceeds from the issuance of common stock                   -          -             -             -       110,000
Proceeds from the issuance of preferred stock                -          -             -             -        39,000
Capital contributions                                      432     18,547        19,940        41,461         1,593
                                                       ------------------------------------------------------------
Net cash (used in) provided by financing activities     (1,897)       547        (2,716)          961       281,939
                                                       ------------------------------------------------------------
Net decrease in cash and cash equivalents                   95        178          (589)       (1,827)        2,976
Cash and cash equivalents at beginning of period           670      1,259         1,259         3,086           110
                                                       ------------------------------------------------------------
Cash and cash equivalents at end of period             $   765    $ 1,437       $   670      $  1,259     $   3,086
                                                       ============================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                          $ 1,344    $ 1,925       $ 6,448      $ 10,330     $   3,645
                                                       ============================================================


See accompanying notes to combined financial statements.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

                   Notes to Combined Financial Statements

                               March 29, 1998


1. ACCOUNTING POLICIES AND BACKGROUND

DESCRIPTION OF BUSINESS

SF Broadcasting of Green Bay, Inc., SF Broadcasting of New Orleans, Inc., SF Broadcasting of Mobile, Inc. and SF Broadcasting of Honolulu, Inc. (collectively, the "SF Broadcasting Operating Subsidiaries") were formed on October 7, 1994 to engage in the ownership and operation of television broadcast stations. Each operating subsidiary is the 100% owner of a related license subsidiary: SF Green Bay License Subsidiary, Inc., SF New Orleans License Subsidiary, Inc., SF Mobile License Subsidiary, Inc. and SF Honolulu License Subsidiary, Inc.

SF Broadcasting of Green Bay, Inc. is a wholly-owned subsidiary of SF Broadcasting of Wisconsin, Inc. and SF Broadcasting of New Orleans, Inc., SF Broadcasting of Mobile, Inc. and SF Broadcasting of Honolulu, Inc. are wholly-owned subsidiaries of SF Multistations, Inc. (collectively, "SF Broadcasting" or the "Company"). Savoy Stations, Inc. ("Savoy") and Fox Television Stations, Inc. ("Fox") each own 50% of the Company (see Note 5). Savoy is a wholly owned subsidiary of USA Networks, Inc. ("USAi," formerly HSN, Inc., formerly Silver King Communications, Inc.). The Company acquired four VHF television stations for a total of $267 million, plus working capital:
WLUK-TV in Green Bay, Wisconsin ("WLUK"); WVUE-TV in New Orleans, Louisiana ("WVUE"); WALA-TV in Mobile, Alabama ("WALA"); and KHON-TV in Honolulu, Hawaii (including McHale Videofilm and satellite stations KAII-TV, Wailuku, Hawaii, and KHAW-TV, Hilo, Hawaii) ("KHON"). The Company has accounted for the acquisition of the stations under the purchase method of accounting. Accordingly, the total cost to acquire the stations has been allocated to the respective assets and liabilities acquired based on their fair values at the time of the acquisitions. The operating results of the Stations are included in the combined statements of income beginning in the year ended December 29, 1995 from the respective dates of their acquisition. The Company financed the purchase of the stations through acquisition loans of approximately $135 million under the Broadcast Facility (see Note 4) and common and preferred equity contributions (see Note 5).

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




1. ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

PRINCIPLES OF COMBINATION

The financial statements combine SF Wisconsin, Inc. and SF Multistations, Inc. Significant intercompany accounts and transactions have been eliminated.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The accompanying unaudited combined quarterly financial information includes the accounts of SF Broadcasting for the three months ended March 29, 1998 and March 30, 1997, and have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission. The combined financial statements presented herein for the three months ended March 29, 1998 and March 30, 1997 include all material adjustments (consisting of normal and recurring matters) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for such periods. However, these results are not necessarily indicative of results for any other interim period or for the results that may be expected for the full year. Certain information and footnote disclosures in connection with the unaudited combined quarterly financial information that would normally be included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

FISCAL PERIODS

The Company's fiscal year is the 52/53 week broadcast year ending on the last Sunday in December. Fiscal quarters end on the last Sunday in the quarter. References herein to annual and quarterly information are to the Company's fiscal years and quarters.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




1. ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

CONCENTRATION OF CREDIT RISK

The Company provides advertising air time to national, regional and local advertisers within the geographic areas in which the Company operates. These sales comprise the majority of the Company's outstanding accounts receivable balance at December 28, 1997 and December 29, 1996. Credit is extended based on an evaluation of the customer's financial condition, and advance payment or collateral is generally not required. Credit losses, which have historically been insignificant, are provided for in the financial statements.

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

RECOGNITION OF REVENUES

Advertising revenues are recognized when advertisements are broadcast. Revenues from other sources are recognized in the period when the services are provided.

PROGRAM LICENSE RIGHTS

Program license rights are stated at the lower of unamortized cost or estimated net realizable value. Program license rights acquired as part of a station acquisition are recorded at fair value. Program license rights, together with the related liabilities, are recorded when the license period begins and the program becomes available for broadcast. Program license rights are amortized using the greater of the straight-line per year method or the straight-line per run method. Program license rights expected to be amortized in the succeeding year and program license rights payable due within one year are classified as current assets and current liabilities, respectively.

FIXED ASSETS

Fixed assets are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method for financial reporting purposes based upon the remaining economic life of the assets and by accelerated methods for income tax purposes.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




1. ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

BROADCAST LICENSES

Broadcast licenses, which are carried at an allocated cost based on appraisals less accumulated amortization, represent the excess of cost over the fair values assigned to the net tangible assets acquired. Broadcast licenses are amortized on a straight-line basis over 40 years.

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of broadcast licenses is to review the carrying value of broadcast licenses if the facts and circumstances suggest that they may be impaired. If this review indicates that broadcast licenses will not be recoverable, as determined based on the undiscounted future cash flows of the Company, the carrying value of broadcast licenses will be reduced to its estimated fair value.

DEFERRED CHARGES

Deferred charges include capitalized debt issuance costs and organizational costs. Deferred financing costs are generally amortized over the term of the Broadcast Facility (see Note 4) and organizational costs are amortized over five years.

BARTER ARRANGEMENTS

The Company, in the ordinary course of business, provides advertising air time to certain customers in exchange for products or services. Barter transactions are recorded on the basis of the estimated fair market value of the products or services received. Revenue is recognized as the related advertising is broadcast and expenses are recognized when the merchandise or services are consumed or utilized. The Company has entered into barter agreements with program syndicators (recorded as assets and liabilities) with an estimated fair market value of approximately $2.9 million and $1.5 million at December 28, 1997 and December 29, 1996, respectively. During 1997 and 1996, the Company recorded barter revenue and amortization of $2,196,000 and $1,621,000, respectively.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




1. ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

INCOME TAXES

SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. each file separate consolidated federal income tax returns. The Company files separate state income tax returns for each of its subsidiaries. All income tax amounts and balances have been computed in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes result from temporary differences between the amounts reported for financial reporting and income tax purposes.

RECLASSIFICATION

Certain prior year account balances have been reclassified to conform with the current year presentation.

2. FIXED ASSETS

Fixed assets are comprised of the following at December 28, 1997 and December 29, 1996:

                                                 1997     1996
                                               -----------------
                                                 (In thousands)
    Equipment and computer software             $14,534  $11,503
    Land, building and improvements               5,273    5,273
    Leasehold improvements                          432      203
    Furniture and fixtures                          190      176
                                               -----------------
                                                 20,429   17,155
    Less accumulated depreciation                 5,004    2,712
                                               -----------------
                                                $15,425  $14,443
                                               =================

Depreciation expense amounted to $2,292,000 and $1,879,000 for 1997 and 1996, respectively.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




3. PROGRAM LICENSE RIGHTS AND LIABILITIES

Program license rights, together with the related liabilities, of approximately $6.5 million and $3.0 million became available and were recorded during 1997 and 1996, respectively.

The obligation for programming that has been contracted for but not recorded in the accompanying balance sheets because the program license rights were not currently available for airing aggregated approximately $12.1 million and $8.2 million at December 28, 1997 and December 29, 1996, respectively.

4. BROADCAST FACILITY

The Company financed its purchase of television stations, in part, through $135 million of acquisition loans under a $145 million broadcast facility (the "Broadcast Facility"). The Broadcast Facility was originally comprised of (i) $135 million in acquisition loans and (ii) $10 million of revolving working capital loans. Borrowings under the Broadcast Facility are secured by substantially all of the assets of the Company. In November 1996, the Company terminated the availability of working capital loans under the Broadcast Facility.

The interest rate on borrowings under the Broadcast Facility is equal to the Alternative Base Rate (as defined) plus a margin or the Eurodollar Rate (as defined) plus a margin. A commitment fee of 3/8 of 1% is payable on the average Available Commitment (as defined). The average interest rate on borrowings under the Broadcast Facility was 7.8% and 8.3% during 1997 and 1996, respectively. The Broadcast Facility contains various covenants including (i) various limitations on debt to cash flow; (ii) minimum requirements for cash flow to interest expense and fixed charges; (iii) a limit on the annual amount of capital expenditures; (iv) a limit on the amount and nature of indebtedness and (v) limitations on the payment of dividends. The acquisition loans under the Broadcast Facility are payable in 20 consecutive quarterly installments which commenced on September 30, 1997, and are subject to mandatory prepayment out of excess cash flow (as defined). The approximate minimum repayments are $11.7 million, $14.5 million, $15.8 million, $18.1 million, and $9.7 million in 1998, 1999, 2000, 2001 and 2002, respectively. The carrying amount of the Broadcast Facility approximates fair value.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




4. BROADCAST FACILITY (CONTINUED)

During 1997 and 1996, Savoy and Fox each made capital contributions of $9 million and $19.5 million, respectively, to the Company. These contributions were used to repay borrowings under the Broadcast Facility. In connection with the repayment of borrowings under the Broadcast Facility in 1997 and 1996, the Company recorded extraordinary items to write off deferred financing costs of $350,000 and $1,048,000, respectively.

5. STOCKHOLDERS' EQUITY

On April 28, 1995, SF Broadcasting of Wisconsin, Inc. issued 75 shares of Class A Common Stock with a par value of $.01 for $9,375,000 and 25 shares of Class B Common Stock with a par value of $.01 for $5,625,000. On August 22, 1995, SF Multistations, Inc. issued 750 shares of Class A Common Stock with a par value of $.01 for $71,250,000 and 250 shares of Class B Common Stock with a par value of $.01 for $23,750,000. As a result, and until the exercise of the Exchange Options (as described below), Savoy owned 75% of the common equity and 100% of the voting stock of the Company and Fox owned a 25% nonvoting interest in the Company.

Each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Company shall be entitled to vote. Each outstanding share of Class B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Company shall be entitled to vote. Fox owns options, subject to FCC approval, to convert its nonvoting interests into voting interests.

In addition, on April 28, 1995, SF Broadcasting of Wisconsin, Inc. issued 3,000 shares of Preferred Stock with a par value of $.01 for $3,000,000 (the "Preferred Stock"). The Preferred Stock is not entitled to vote on any matter or in any proceeding and is not entitled to any payment of dividends. The Preferred Stock is redeemable by the Company at the end of each calendar year based upon certain criteria as specified under the terms of the Preferred Stock.

On August 22, 1995, SF Multistations, Inc. issued 26,000 shares of Class A Non-Convertible Preferred Stock with a par value of $.01 per share for $26,000,000 ("Class A Preferred") and 10,000 shares of Class B Non-Convertible Preferred Stock with a par value of $.01 per share for $10,000,000 ("Class B Preferred," collectively, the "Non-Convertible Preferred Stock"). The Non-Convertible Preferred Stock is not entitled to vote or to be represented on any matter or in any proceeding.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




5. STOCKHOLDERS' EQUITY (CONTINUED)

Each outstanding share of Class A Preferred and Class B Preferred accrues dividends at a rate equal to 6% per annum times the Non-Convertible Preferred Stock Redemption Price of $1,000 per share. Undeclared and unpaid dividends in arrears at December 28, 1997 for the Class A Preferred and Class B Preferred amounted to approximately $3,680,000 and $1,415,000, respectively. Undeclared and unpaid dividends in arrears at December 29, 1996 for the Class A Preferred and Class B Preferred amounted to approximately $2,120,000 and $815,000, respectively.

At the end of each calendar year, based upon certain criteria as specified under the terms of the Non-Convertible Preferred Stock, the Company may be required to declare dividends and/or redeem certain shares of the Non-Convertible Preferred Stock. In addition, upon a change of control of the Company, the Company may also be required to declare dividends and/or redeem shares of the Non-Convertible Preferred Stock.

Based on the operating results of the Company to date, no dividends or redemptions are currently due.

On June 13, 1996 and September 11, 1996, Fox increased its non-voting interest in SF Wisconsin, Inc. and SF Multistations, Inc., respectively, to 50% of the common equity (non-voting), through the exercise of options (collectively, such options are referred to herein as the "Exchange Options"). Fox purchased 25 shares of its Class B Common Stock in SF Wisconsin, Inc. and 250 shares of its Class B Common Stock in SF Multistations, Inc. for an equal number of Savoy shares of Class A Common Stock in the respective companies.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




6. INCOME TAXES

Federal, state and local income taxes consist of the following:


                                 1997    1996   1995
                                ---------------------
                                   (in thousands)
    Deferred:
     Federal                    $1,241  $2,117   $520
     State and local               274     468    134
                                ---------------------
                                $1,515  $2,585   $654
                                =====================

At December 28, 1997, December 29, 1996 and December 31, 1995, the Company had net operating loss carryforwards of approximately $45.0 million, $24.9 million and $5.1 million, respectively, for federal income tax purposes that expire in the years 2010 through 2012. Approximately $28 million of the Company's net operating loss carryforwards as of December 28, 1997, December 29, 1996 and December 31, 1995 are from periods prior to the Savoy Merger and are subject to certain tax loss limitations. Accordingly, the Company has established a valuation allowance for those pre-acquisition losses. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 28, 1997 and December 29, 1996 are as follows:


                                                     1997     1996
                                                    ----------------
                                                     (in thousands)
    Deferred tax assets:
     Net operating loss carryforwards               $15,733  $10,345
     Other assets                                     3,153      173
     Valuation allowance for deferred tax assets     (9,664)  (5,887)
                                                    ----------------
    Net deferred tax asset                            9,222    4,631

    Deferred tax liabilities:
     Broadcast licenses and other intangibles       $ 8,560  $ 7,029
     Fixed assets                                     1,132      841
     Other liabilities                                4,284        -
                                                    ----------------
    Total deferred tax liabilities                   13,976    7,870
                                                    ----------------
    Net deferred tax liability                      $ 4,754  $ 3,239
                                                    ================

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




6. INCOME TAXES (CONTINUED)

A reconciliation of the difference between the federal statutory rate and the effective tax rate is summarized as follows:


                                       THREE MONTHS ENDED                FISCAL YEAR ENDED
                                      MARCH 29,  MARCH 30,   DECEMBER 28,   DECEMBER 29,  DECEMBER 31,
                                        1998       1997          1997           1996          1995
                                      ---------------------------------------------------------------
                                          (Unaudited)
Statutory federal rate                  (34%)      (34%)          (34%)         (34%)          34%
Valuation allowance                      34%        34%            34%           34%             -
Amortization of broadcast licenses         -        13%            30%           36%             -
State taxes                                -          -              -           (2%)           9%
Other                                      -          -              -           (6%)          (1%)
                                      ---------------------------------------------------------------
                                           -        13%            30%           28%           42%
                                      ===============================================================

7. COMMITMENTS AND CONTINGENCIES

The Company leases various office and television facilities under noncancellable operating leases. Future minimum payments under these leases with initial terms of one year or more consisted of the following at December 28, 1997 (in thousands):


    1998                                                $430
    1999                                                 269
    2000                                                 140
    2001                                                  58
    2002 and thereafter                                   94
                                                        ----
    Total                                               $991
                                                        ====

Rent expense paid by the Company during 1997, 1996 and 1995 amounted to $559,000, $522,000 and $167,000, respectively.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company has entered into employment agreements with certain key employees. Such agreements have remaining terms ranging from two to 13 years. Future minimum payments approximate $11,719,000, payable in the following years (in thousands):


    1998                                                        $2,396
    1999                                                         1,843
    2000                                                         1,099
    2001                                                           916
    2002 and thereafter                                          5,465
                                                               -------
    Total                                                      $11,719
                                                               =======

The Company is involved in certain legal proceedings arising in the ordinary course of business. The Company believes that the outcome of these matters will not have a material adverse effect on the financial position of the Company or its results of operations.


8. RELATED PARTIES

Upon the written request of the Company, Savoy and Fox are obligated, in accordance with a stockholders' agreement, to reimburse the Company for corporate overhead expenses based upon their respective equity interests. At December 28, 1997 and December 29, 1996, amounts due from stockholders amounted to $834,000 and $880,000, respectively, for unreimbursed corporate overhead expenses.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




8. RELATED PARTIES (CONTINUED)

On August 2, 1996, the Company issued a demand note payable ("Note") to Savoy with a principle amount of $1,000,000 bearing interest at the same rate as the Broadcast Facility, payable quarterly. In September 1996, Savoy assigned 50% of the Note to Fox in exchange for $500,000. Interest expense recorded under the Note was $82,000 and $33,000 during 1997 and 1996, respectively.

USAi made a Broadcast Facility payment on behalf of SF Broadcasting of $2,328,000 during the quarter ended March 29, 1998.

9. EMPLOYEE BENEFIT PLAN

Effective March 15, 1996, the Company became party to a Defined Contribution Master Plan ("Plan") which qualifies under Section 401(k) of the Internal Revenue Code. The Plan covers all employees who are at least 21 years of age and who have been employed at the Company for at least three months. The Plan does not cover those employees who participate in another retirement plan pursuant to a collective bargaining agreement. Under the terms of the Plan, an employee is allowed to contribute up to 15% of compensation on a before-tax basis, with a maximum of $9,500 per year for 1997 and 1996, on a before-tax basis. The Company may make matching contributions in an amount equal to a percentage the Company from time to time may deem advisable. During 1997, the Company made matching contributions equal to 50% of the employee contributions, up to a maximum of 2.5% of the participating employee's annual salary. Total expense for the Plan was $333,000 and $301,000 in 1997 and 1996, respectively.

10. SUBSEQUENT EVENT

On March 18, 1998, the Company entered into an Amendment and Waiver to the Broadcast Facility which provided, among other things, a waiver of default of certain covenants for the quarter ended December 31, 1997 and amended the debt leverage, interest coverage and fixed charges ratios for 1998. In connection with the Amendment and Waiver, USAi entered into a Guarantee Agreement which provides that USAi guarantee principle obligations of the Broadcast Facility totaling $11.7 million during 1998.

                     SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries

             Notes to Combined Financial Statements (continued)




11. QUARTERLY FINANCIAL SUMMARY AND YEAR 2000 (UNAUDITED)


                                     MARCH 30  JUNE 29   SEPTEMBER 29  DECEMBER 28
                                     ---------------------------------------------
                                                    (In thousands)
Fiscal year ended December 28, 1997
 Net revenues                         $11,820   $13,228     $12,596      $15,290
 Operating income (loss)                 (818)    1,080         (50)       2,032
 Loss before extraordinary item        (3,163)   (1,047)     (2,087)         130
 Net income (loss)                    $(3,513)  $(1,047)    $(2,087)        $130

                                     MARCH 31  JUNE 30   SEPTEMBER 29  DECEMBER 29
                                     ---------------------------------------------
                                                    (In thousands)
Fiscal year ended December 29, 1996
 Net revenues                         $10,722   $12,301     $12,350      $15,306
 Operating income (loss)                 (912)      927         242        2,286
 Loss before extraordinary item        (3,099)   (1,592)     (2,548)      (3,375)
 Net loss                             $(3,099)  $(1,592)    $(2,548)     $(4,423)

The Company has not completed its assessment of the extent to which it will need to modify or replace portions of its software so that its computer system will function properly with respect to dates in the year 2000 and beyond. The Company is currently unable to determine if Year 2000 compliance initiatives will have a material effect on the Company's results of operations or financial position. Further, there can be no guarantee that the systems of other companies in which the Company's systems and operations rely will be converted on a timely basis and will not have a material effect on the Company.

12.  SUBSEQUENT EVENT (UNAUDITED)

In an agreement dated March 30, 1998, Emmis Broadcasting Corporation agreed to acquire all the assets of the SF Broadcasting Operating Subsidiaries.

                        TRIBUNE NEW YORK RADIO, INC.
===============================================================================

                            FINANCIAL STATEMENTS


                AS OF DECEMBER 28, 1997 AND DECEMBER 29, 1996
                     TOGETHER WITH REPORT OF INDEPENDENT
                             PUBLIC ACCOUNTANTS

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholder of Tribune New York Radio, Inc.:

We have audited the accompanying balance sheets of TRIBUNE NEW YORK RADIO, INC. (a Delaware corporation) as of December 28, 1997 and December 29, 1996, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tribune New York Radio, Inc. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                           ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
May 1, 1998.

                          TRIBUNE NEW YORK RADIO, INC.
                                 BALANCE SHEETS
                    DECEMBER 28, 1997 AND DECEMBER 29, 1996


                            A S S E T S
                            -----------
                                                                             1997              1996
                                                                             ----              ----
CURRENT ASSETS:
     Cash                                                               $      -         $    12,551
     Accounts receivable - trade, net of                                    86,297         4,348,354
        allowance for doubtful accounts of
        $ -0- and $148,193, respectively
     Accounts receivable - other                                         1,452,561            44,478
     Accounts receivable - affiliate                                           -             869,531
     Income taxes receivable                                                   -             225,909
     Prepaid expenses and other                                                -              22,549
                                                                        ----------       -----------
          Total current assets                                           1,538,858         5,523,372
                                                                        ----------       -----------

PROPERTY AND EQUIPMENT:
     Leasehold improvements                                              4,308,870         4,308,870
     Broadcasting equipment                                              2,541,700         2,541,700
     Furniture and fixtures                                              1,687,489         1,687,489
                                                                        ----------       -----------
                                                                         8,538,059         8,538,059


     Less - Accumulated depreciation                                    (2,612,385)       (1,697,176)
                                                                        ----------       -----------
                                                                         5,925,674         6,840,883
                                                                        ----------       -----------

Non-refundable deposit associated with
     exchange transaction (Note 2)                                       1,000,000               -
Other non-current assets                                                       -              10,148
                                                                        ----------       -----------
          Total assets                                                  $8,464,532       $12,374,403
                                                                        ==========       ===========


                LIABILITIES AND STOCKHOLDER'S EQUITY
                ------------------------------------
                                                                             1997              1996
                                                                             ----              ----
CURRENT LIABILITIES:
     Accounts payable                                                   $    7,107       $   365,198
     Accounts payable - affiliate                                        1,765,985         5,516,137
     Accrued salaries and commissions                                       68,625           400,977
     Income taxes payable                                                  252,837               -
     Other accrued liabilities                                             148,492           251,224
                                                                        ----------       -----------
          Total current liabilities                                      2,243,046         6,533,536
                                                                        ----------       -----------


COMMITMENTS AND CONTINGENCIES (Note 6)




STOCKHOLDER'S EQUITY:
     Common stock, $.10 par value, 10,000 shares authorized
        1,000 shares issued and outstanding                                    100               100
     Additional paid-in capital                                          3,720,560         3,720,560
     Retained earnings                                                   2,500,826         2,120,207
                                                                        ----------       -----------
          Total stockholder's equity                                     6,221,486         5,840,867
                                                                        ----------       -----------


                                                                        ----------       -----------
          Total liabilities and stockholder's equity                    $8,464,532       $12,374,403
                                                                        ==========       ===========



  The accompanying notes to financial statements are an integral part of these balance sheets.

                          TRIBUNE NEW YORK RADIO, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
          FOR THE YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996



                                                                              1997                1996
                                                                              ----                ----
NET BROADCASTING REVENUES                                               $  9,250,441        $ 15,145,550

BROADCASTING OPERATING EXPENSES                                            5,492,280           8,847,355

CORPORATE EXPENSES                                                            28,000              57,000

DEPRECIATION                                                                 915,209             758,341

TIME BROKERAGE FEE INCOME                                                  4,249,998                 -
                                                                        ------------        ------------

OPERATING INCOME                                                           7,064,950           5,482,854
                                                                        ------------        ------------

OTHER INCOME (EXPENSE):
     Interest expense                                                       (115,578)            (66,764)
     Interest income                                                             -                37,114
     Other income                                                            305,247             225,178
                                                                        ------------        ------------

     Total other income (expense)                                            189,669             195,528
                                                                        ------------        ------------

INCOME BEFORE INCOME TAXES                                                 7,254,619           5,678,382

Provision for income taxes                                                (3,374,000)         (2,670,000)
                                                                        ------------        ------------

NET INCOME                                                                 3,880,619           3,008,382


Retained earnings, beginning of year                                       2,120,207           2,111,825

Dividends paid to stockholder                                             (3,500,000)         (3,000,000)
                                                                        ------------        ------------

Retained earnings, end of year                                          $  2,500,826        $  2,120,207
                                                                        ============        ============


     The accompanying notes to financial statements are an integral part of these statements.

                          TRIBUNE NEW YORK RADIO, INC.
                            STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996

                                                                                     1997              1996
                                                                                     ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                                 $ 3,880,619       $ 3,008,382
     Adjustments to reconcile net income to net cash provided by operating activities -
          Depreciation                                                              915,209           758,341
          Change in assets and liabilities -
               Account receivable - trade, net                                    4,262,057          (850,310)
               Accounts receivable - other                                       (1,408,083)           32,757
               Income taxes receivable                                              225,909          (144,268)
               Prepaid expenses and other                                            32,697             5,512
               Accounts payable                                                    (358,091)         (548,917)
               Accrued salaries and commissions                                    (332,352)           63,131
               Income taxes payable                                                 252,837               -
               Other accrued liabilities                                           (102,732)         (208,863)
                                                                                -----------       -----------

               Net cash provided by operating activities                          7,368,070         2,115,765
                                                                                -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                               -          (3,249,056)
     Non-refundable deposit associated with exchange transaction                 (1,000,000)              -
                                                                                -----------       -----------

               Net cash used in investing activities                             (1,000,000)       (3,249,056)
                                                                                -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net (payments to) borrowings from affiliate                                 (2,880,621)        4,145,842
     Dividend paid                                                               (3,500,000)       (3,000,000)
                                                                                -----------       -----------

               Net cash (used in) provided by financing activities               (6,380,621)        1,145,842
                                                                                -----------       -----------

NET (DECREASE) INCREASE IN CASH                                                     (12,551)           12,551

CASH at beginning of period                                                          12,551               -
                                                                                -----------       -----------

CASH at end of period                                                           $       -         $    12,551
                                                                                ===========       ===========


     The accompanying notes to financial statements are an integral part of these statements.

                          TRIBUNE NEW YORK RADIO, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 28, 1997 AND DECEMBER 29, 1996

1.    ORGANIZATION

      Prior to the events discussed in Note 2, Tribune New York Radio, Inc. (the Company) owned and operated WQCD - FM located in New York City. The Company is a wholly owned subsidiary of Tribune Company (Tribune).

2.    PROPOSED SALE OF STATION

      On May 15, 1997 and as a result of the subsequent exercise of an option by the Company in December 1997, the Company agreed to exchange the majority of the assets of the Company, $13,000,000 and the assumption of certain liabilities totalling approximately $38,000,000 for the assets of two TV stations; one serving the Grand Rapid-Kalamazoo-Battle Creek, Michigan area; the other station serving the Seattle-Tacoma, Washington area. The transaction is currently pending FCC approval. In connection with this agreement, the Company entered into a time brokerage agreement which permitted Emmis Broadcasting Corporation (Emmis) to begin operating the radio station effective July 1, 1997. This time brokerage agreement expires upon the closing of the exchange transaction with Emmis. In consideration for the time brokerage agreement, the company receives a monthly fee of approximately $700,000. Accounts receivable - other in the accompanying balance sheet represents time brokerage fee receivables from Emmis. As a result of the time brokerage agreement, the accompanying statement of operations includes the operating results of WQCD-FM for the period from December 30, 1996 through June 30, 1997. Included on the Company's balance sheet at December 28, 1997 is a non-refundable deposit of $1,000,000 associated with the exchange transaction.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A.  Revenue Recognition

      Broadcasting revenue is recognized as advertisements are aired and is recorded net of advertising agency commissions.

      B.  Barter Transactions

      The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. Barter transactions are recorded at the estimated fair value of the goods or services received. Broadcast revenue from barter transactions is recognized when advertisements are aired. The appropriate expense or asset is recognized when goods or services are used or received. Barter revenue included in net broadcasting revenues was approximately $189,000 and $174,000 for the years ended December 28, 1997 and December 29, 1996, respectively.

      C.  Publication Activities

      Included in other income (expense) in the accompanying statements of operations are net expenses associated with publication activities which approximated $71,000 for the year ended December 29, 1996, respectively. No publication activity occurred in 1997.

      D.  Property and Equipment

      The Company leases space and owns certain assets that are being utilized by affiliated companies. The Company charged fees for space and certain assets utilized by affiliates which total approximately $305,000 and $232,000 for 1997 and 1996, respectively, and are reflected in other income (expense) in the accompanying statements of operations.

      Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets which are 5 to 15 years for broadcasting equipment and 7 years for furniture and fixtures. Leasehold improvements are capitalized and amortized using the straight-line method over the lesser of the terms of the related leases or the estimated useful lives of the assets. Maintenance, repairs and minor renewals are expensed. On a continuing basis, the Company reviews the financial statement carrying value of property and equipment for impairment. If events or changes in circumstances were to indicate that the carrying value of certain assets may not be recoverable, a writedown of the assets would be recorded through a charge to operations.

      E.  Income Taxes

      The Company's operations are included in Tribune's consolidated United States federal and state income tax returns. Based on Tribune's tax-sharing policy, the Company computes taxes as if it were filing separate tax returns. Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The liability method measures the expected tax impact of future taxable income or deductions resulting from differences in the tax and financial reporting bases of assets and liabilities reflected in the balance sheets and the expected tax impact of carryforwards for tax purposes.

      F.  Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain expenses incurred by Tribune have been allocated to the Company (Notes 4, 5 and 9) on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the Company operated as a stand-alone company.

      G.  Statements of Cash Flows

      Information related to cash paid for interest and taxes has been omitted since these costs are paid to Tribune by the Company.

      H.  Fiscal Year

      The Company's fiscal year ends on the last Sunday in December. Fiscal 1997 and 1996 included 52 weeks.

4.    EMPLOYEE INCENTIVE and STOCK PLANS

      A.  Employee Stock Ownership Plan (ESOP)

      In 1988, Tribune established an ESOP as a long-term employee benefit plan to supplement their employee pension plan. Shares of stock held by the ESOP have been placed with the ESOP Trustee. The ESOP provides for the award and allocation of Tribune's preferred and common stock to eligible non-union employees annually. During the year ended December 28, 1997 and December 29, 1996, the portion of expense associated with the Company's employees participating in this plan was approximately $71,000 and $125,000, respectively.

      B.  Savings Incentive Plan

      Tribune maintains a qualified 401(k) savings plan, which permits eligible employees to make voluntary contributions on a pre-tax basis. The Savings Incentive Plan provides for uniform employer contributions to eligible employees of $.25 for each $1.00 contributed by participants up to 4% of the participant's eligible compensation. This plan allows participants to invest in various investments including Tribune's common stock. The Company's contributions to this plan for its participant's was approximately $13,000 and $19,000 for the years ended December 28, 1997 and December 29, 1996, respectively.

      C.  Employee Stock Purchase Plan and Management Incentive Plan

      The Tribune's Employee Stock Purchase Plan permits eligible employees to purchase up to 8 million shares of Tribune's common stock at 85% of market price. The Company's only expense relating to this plan is for its administration.

      The Management Incentive Plan provides bonuses to be paid to certain employees if specified performance criteria for the station have been met. In 1997 and 1996 the Company's portion of expenses associated with this plan were approximately $50,000 and $182,000, respectively.

5.    OTHER EMPLOYEE BENEFIT PLANS

      A.  Pension Plans

      In connection with the establishment of the ESOP, Tribune amended, effective January 1989, its company-sponsored pension plan for employees not covered by a collective bargaining agreement. This pension plan will continue to provide substantially the same pension benefits as under the pre-amended plan until December 1998. After that date, the plan provides for the freezing of pension benefit credits in terms of pay and service. It is Tribune's policy to fund pension costs in accordance with regulations of the Employee Retirement Income Security Act of 1974. The Company's share of pension costs for 1997 and 1996 were not significant. The net assets of Tribune's pension plan referred to above were in excess of the actuarially computed present value of accumulated plan benefits.

      The Company contributes to a multiemployer defined contribution health and retirement plan for employees who are members of the labor union. During the year ended December 1997 and 1996, the Company's expense associated with the plan was approximately $37,000 and $69,000, respectively.

      B.  Postretirement Other than Pensions

      Effective July 1, 1997 in conjunction with the time brokerage agreement (Note 2), the majority of the Company's employees were terminated or employed by Emmis. As a result, the remaining postretirement benefit is minimal at December 28, 1997. The Company's benefit costs for 1997 and 1996 were insignificant.

      C.  Other Plans

      The Company also participates in several Tribune-sponsored medical and life insurance plans. Expenses allocated to the Company associated with their participation in these plans were approximately $55,000 and $85,000 for 1997 and 1996, respectively.

6.    COMMITMENTS AND CONTINGENCIES

      A.  Operating Leases

      The Company leases two transmitter sites and various equipment under noncancellable operating leases expiring at various dates through 2010. Certain of these lease agreements contain renewal options and annual rental escalation clauses (generally tied to the Consumer Price Index or increase in the lessor's operating costs), as well as provisions for payment of utilities and maintenance costs.

      The Company leases office space in which the Company and Tribune are co-leasees. A portion of the Company's leased space is occupied by affiliated companies. The Company charges fees to the affiliates based on occupied square footage.

      Effective January 1, 1998, Tribune commenced paying 100% of the lease obligation referred to above. Tribune's intent is to continue paying these obligations through the expiration of the lease. The Company has expensed the costs associated with the lease through December 28, 1997. In addition, it is the intent of Tribune to continue utilizing the leasehold improvements owned by the Company associated with this space and certain furniture and fixtures no longer being used by the Company. Accordingly, these assets continue to be reflected in the accompanying balance sheet at their carrying value at December 28, 1997.

      Total rent expense, net of reimbursements from affiliates, for 1997 and 1996 was approximately $343,000 and $651,000, respectively.

      B.  Litigation

      The Company currently and from time to time is involved in litigation incidental to the conduct of its business; however, the Company is not currently a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the financial position or results of operations of the Company.

7.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amounts of the current assets and liabilities approximate fair value based on the short term nature of these instruments.

8.    INCOME TAXES

      The provision for income taxes (predominately currently payable) for the years ended December 28, 1997 and December 29,1996 was $3,374,000 and $2,670,000, respectively. The provision for income taxes approximates 47% of income before income taxes and is higher than the federal statutory tax rate of 35% due to state income taxes.

      Deferred tax assets and liabilities at December 28, 1997 and December 29, 1996 were not material.

9.    OTHER RELATED PARTY TRANSACTIONS

      The Company participates in Tribune's centralized cash management program with respect to accounts receivable, accounts payable, payroll and employee benefits. Tribune also provides the Company with certain insurance and administrative services. Charges for these services are based on allocations of Tribune's actual direct and indirect costs using varying allocation bases as appropriate (e.g., payroll, headcount, etc.) designed to estimate the actual cost incurred by Tribune to render these services to the Company. This allocation process is consistent with the methodology used by Tribune to allocate the cost of similar services provided to its other business units. The allocated cost of these services are included in corporate expenses in the accompanying statements of operations.

      Treasury, legal and tax services provided by Tribune are not allocated to the Company as these costs are not believed to be significant.

      As part of Tribune's cash management program, interest is charged/credited on all affiliate balances at a rate of 8% per annum.

10.   RECLASSIFICATIONS

      Certain prior year reclassifications have been made to conform to the current year presentation.

                        TRIBUNE NEW YORK RADIO, INC.
===============================================================================


                            FINANCIAL STATEMENTS


                            AS OF MARCH 29, 1998
                     TOGETHER WITH REPORT OF INDEPENDENT
                             PUBLIC ACCOUNTANTS

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholder of Tribune New York Radio, Inc.:

We have reviewed the accompanying condensed balance sheet of TRIBUNE NEW YORK RADIO, INC. (a Delaware corporation) as of March 29, 1998, and the related condensed statements of operations and retained earnings and cash flows for the three-month periods ended March 29, 1998 and March 30, 1997. These condensed financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists primarily of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Tribune New York Radio, Inc. as of December 28, 1997, and the related statement of operations and retained earnings and cash flows for the year then ended (not presented separately herein), and in our report dated May 1, 1998, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of March 29, 1998 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.



                                                           ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
May 1, 1998.

                          TRIBUNE NEW YORK RADIO, INC.
                            CONDENSED BALANCE SHEETS
                      MARCH 29, 1998 AND DECEMBER 28, 1997


                            A S S E T S
                            -----------                                   (unaudited)
                                                                             Mar-98          Dec-97
                                                                             ------          ------
CURRENT ASSETS:
     Cash                                                                $       -       $       -
     Accounts receivable                                                      24,132          86,297
     Accounts receivable - other                                           2,248,627       1,452,561
                                                                         -----------     -----------
          Total current assets                                             2,272,759       1,538,858
                                                                         -----------     -----------


PROPERTY AND EQUIPMENT:
     Leasehold improvements                                                4,308,870       4,308,870
     Broadcasting equipment                                                2,541,700       2,541,700
     Furniture and fixtures                                                1,687,489       1,687,489
                                                                         -----------     -----------
                                                                           8,538,059       8,538,059

     Less - Accumulated depreciation                                      (2,831,383)     (2,612,385)
                                                                         -----------     -----------
                                                                           5,706,676       5,925,674
Non-refundable deposit associated with
     exchange transaction (Note 2)                                         1,000,000       1,000,000
                                                                         -----------     -----------
          Total assets                                                   $ 8,979,435     $ 8,464,532
                                                                         ===========     ===========


                 LIABILITIES AND STOCKHOLDER'S EQUITY
                 ------------------------------------                     (unaudited)
                                                                             Mar-98          Dec-97
                                                                             ------          ------
CURRENT LIABILITIES:
     Accounts payable                                                    $       -       $     7,107
     Accounts payable - affiliate                                            641,866       1,765,985
     Accrued salaries and commissions                                         18,625          68,625
     Income taxes payable                                                    959,835         252,837
     Other accrued liabilities                                               148,492         148,492
                                                                         -----------     -----------
          Total current liabilities                                        1,768,818       2,243,046
                                                                         -----------     -----------


STOCKHOLDER'S EQUITY:
     Common stock, $.10 par value, 10,000 shares authorized
        1,000 shares issued and outstanding                                      100             100
     Additional paid-in capital                                            3,720,560       3,720,560
     Retained earnings                                                     3,489,957       2,500,826
                                                                         -----------     -----------
          Total stockholder's equity                                       7,210,617       6,221,486
                                                                         -----------     -----------


          Total liabilities and stockholder's equity                     $ 8,979,435     $ 8,464,532
                                                                         ===========     ===========


The accompanying notes to condensed financial statements are an integral part of these condensed balance sheets.

                          TRIBUNE NEW YORK RADIO, INC.
            CONDENSED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
          FOR THE THREE MONTHS ENDED MARCH 29, 1998 AND MARCH 30, 1997


                                                                       (unaudited)
                                                                   Mar-98           Mar-97
                                                                   ------           ------
NET BROADCASTING REVENUES                                      $       -        $ 3,845,026

BROADCASTING OPERATING EXPENSES                                        -          2,518,746

CORPORATE EXPENSES                                                     -             14,089

DEPRECIATION                                                       218,998          220,770

TIME BROKERAGE FEE INCOME                                        2,124,999              -
                                                               -----------      -----------

OPERATING INCOME                                                 1,906,001        1,091,421
                                                               -----------      -----------

OTHER INCOME (EXPENSE):
     Interest expense                                              (31,580)         (68,047)
     Other expense                                                  (8,290)          69,335
                                                               -----------      -----------

     Total other income (expense)                                  (39,870)           1,288
                                                               -----------      -----------

INCOME BEFORE INCOME TAXES                                       1,866,131        1,092,709

Provision for income taxes                                        (877,000)        (514,000)
                                                               -----------      -----------

NET INCOME                                                         989,131          578,709


Retained earnings, beginning of period                           2,500,826        2,120,207

Dividends paid to stockholder                                          -                -
                                                               -----------      -----------

Retained earnings, end of period                               $ 3,489,957      $ 2,698,916
                                                               ===========      ===========


The accompanying notes to condensed financial statements are an integral part of these condensed statements.

                          TRIBUNE NEW YORK RADIO, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
          FOR THE THREE MONTHS ENDED MARCH 29, 1998 AND MARCH 30, 1997

                                                                              (unaudited)
                                                                          Mar-98           Mar-97
                                                                          ------           ------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                       $   989,131      $   578,709
     Adjustments to reconcile net income to net cash provided by operating activities -
          Depreciation                                                    218,998          220,770
          Change in assets and liabilities -
               Account receivable                                          62,165          525,398
               Accounts receivable - other                               (796,066)          44,478
               Prepaid expenses and other                                     -            (55,546)
               Accounts payable                                            (7,107)         (38,100)
               Accrued salaries and commissions                           (50,000)        (112,110)
               Income taxes payable                                       706,998          514,000
               Other accrued liabilities                                      -             53,309
                                                                      -----------      -----------

               Net cash provided by operating activities                1,124,119        1,730,908

CASH FLOWS FROM INVESTING ACTIVITIES:                                         -                -

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net payments to affiliate                                         (1,124,119)      (1,743,459)
                                                                      -----------      -----------

NET DECREASE IN CASH                                                          -            (12,551)

CASH at beginning of period                                                   -             12,551
                                                                      -----------      -----------

CASH at end of period                                                 $       -        $       -
                                                                      ===========      ===========


The accompanying notes to condensed financial statements are an integral part of these condensed statements.

                          TRIBUNE NEW YORK RADIO, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 MARCH 29, 1998

                                  (unaudited)

1.    GENERAL

      The interim condensed financial statements included herein have been prepared in accordance with the accounting policies described in Tribune New York Radio, Inc.'s (the Company) December 28, 1997 yearend audited financial statements. In the opinion of management, the accompanying interim condensed financial statements contain all material adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at March 29, 1998 and the results of its operations and cash flows for the three months ended March 29, 1998 and March 30, 1997.

      Prior to the events discussed in Note 2, the Company owned and operated WQCD - FM located in New York City. The Company is a wholly owned subsidiary of Tribune Company.

2.    PROPOSED SALE OF STATION

      On May 15, 1997 and as a result of the subsequent exercise of an option by the Company in December 1997, the Company agreed to exchange the majority of the assets of the Company, $13,000,000 and the assumption of certain liabilities totalling approximately $38,000,000 for the assets of two TV stations; one serving the Grand Rapid-Kalamazoo-Battle Creek, Michigan area; the other station serving the Seattle-Tacoma, Washington area. The transaction is currently pending FCC approval. In connection with this agreement, the Company entered into a time brokerage agreement which permitted Emmis Broadcasting Corporation (Emmis) to begin operating the radio station effective July 1, 1997. This time brokerage agreement expires upon the closing of the exchange transaction with Emmis. In consideration for the time brokerage agreement, the company receives a monthly fee of approximately $700,000. Accounts receivable - other in the accompanying balance sheet represents time brokerage fee receivables from Emmis. As a result of the time brokerage agreement, the accompanying statement of operations includes the operating results of WQCD-FM for the period from December 30, 1996 through June 30, 1997. Included on the Company's balance sheet at March 29, 1998 and December 28, 1997 is a non-refundable deposit of $1,000,000 associated with the exchange transaction.

3.    INCOME TAXES

      Income tax expense is reported during interim periods on the basis of the estimated annual effective tax rate for the taxable jurisdictions in which the Company operates.

EXHIBITS:

Exhibit
Number      Exhibit
-------     -------

  23.1      Consent of Arthur Andersen LLP.

  23.2      Consent of Ernst & Young LLP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EMMIS BROADCASTING CORPORATION


Date: May 6, 1998                          By:   /s/ Howard L. Schrott
                                                 ------------------------
                                                 Howard L. Schrott
                                                 Vice President, Chief
                                                 Financial Officer and
                                                 Treasurer




                                      -3-